Exhibit 23(c)

                                 CONSENT OF ENGINEER

               We hereby consent to the incorporation by reference in this registration statement of the reference to our report, dated May 9, 1994, which appears in the MDU Resources Group, Inc. Annual Report on Form 10-K for the year ended December 31, 1997.


          WEIR INTERNATIONAL MINING CONSULTANTS

           /s/ Dennis N. Kostic



          Des Plaines, Illinois
          February 18, 1999